EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 122 to Registration Statement No. 33-572 on Form N-1A of our report dated October 19, 2009, relating to the financial statements and financial highlights of Eaton Vance Alabama Municipal Income Fund (formerly Eaton Vance Alabama Municipals Fund), Eaton Vance Arkansas Municipal Income Fund (formerly Eaton Vance Arkansas Municipals Fund), Eaton Vance Georgia Municipal Income Fund (formerly Eaton Vance Georgia Municipals Fund), Eaton Vance Kentucky Municipal Income Fund (formerly Eaton Vance Kentucky Municipals Fund), Eaton Vance Louisiana Municipal Income Fund (formerly Eaton Vance Louisiana Municipals Fund), Eaton Vance Maryland Municipal Income Fund (formerly Eaton Vance Maryland Municipals Fund), Eaton Vance Missouri Municipal Income Fund (formerly Eaton Vance Missouri Municipals Fund), Eaton Vance North Carolina Municipal Income Fund (formerly Eaton Vance North Carolina Municipals Fund), Eaton Vance Oregon Municipal Income Fund (formerly Eaton Vance Oregon Municipals Fund), Eaton Vance South Carolina Municipal Income Fund (formerly Eaton Vance South Carolina Municipals Fund), Eaton Vance Tennessee Municipal Income Fund (formerly Eaton Vance Tennessee Municipals Fund), and Eaton Vance Virginia Municipal Income Fund (formerly Eaton Vance Virginia Municipals Fund), each a series of Eaton Vance Municipals Trust, appearing in the Annual Report on Form N-CSR of Eaton Vance Municipals Trust for the year ended August 31, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts December 24, 2009